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                                                                    EXHIBIT 99.1

                              CINCINNATI BELL INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 29, 1999

    The undersigned shareholder of Cincinnati Bell Inc. ("Cincinnati Bell"), revoking all prior proxies, hereby appoints James D. Kiggen and Karen M. Hoguet, or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Cincinnati Bell which the undersigned is entitled to vote at the special meeting of shareholders to be held at Reakirt Auditorium, Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio 45203, on Friday, October 29, 1999, beginning at 9:00 a.m., local time, and at any adjournments or postponements thereof, upon the matter set forth in the Notice of Special Meeting dated September 13, 1999, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment or postponement of the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE CINCINNATI BELL BOARD OF DIRECTORS. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE CINCINNATI BELL BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)
            (Please fill in the appropriate boxes on the other side)
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                              CINCINNATI BELL INC.

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

    1. To approve the issuance of shares of Cincinnati Bell common stock in the merger of IXC Communications, Inc. and a wholly owned subsidiary of Cincinnati Bell Inc. pursuant to the Agreement and Plan of Merger dated July 20, 1999, among Cincinnati Bell Inc., Ivory Merger Inc., a wholly owned subsidiary of Cincinnati Bell Inc., and IXC Communications, Inc.

             / / FOR             / / AGAINST             / / ABSTAIN

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.

DATED                                     , 1999

Signature of Shareholder(s)

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    Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage is needed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE SHARE CERTIFICATE.

    If the shareholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.

Mark here if you plan to attend the meeting / /.

    PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.